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Exhibit 11.  Statement re computation of per share earnings.

                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                                                  Three months ended June 30,
                                                     2000             1999
                                                  ------------    ------------
Net income from continuing operations             $ 83,294,000    $ 36,306,000
Discontinued operations of Waddell & Reed:
  Loss of disposal (tax)                                     0      (1,060,000)
                                                  ------------    ------------
    Net Income                                    $ 83,294,000    $ 35,246,000
                                                  ============    ============


  Basic weighted average share and
    common stock equivalents outstanding           128,050,502     133,373,457

  Diluted Weighted average shares and
    common stock equivalents outstanding           128,259,768     134,322,687

Basic earnings per share:
Net income from continuing operations                    $0.65           $0.27
Discontinued operations of Waddell & Reed:
  Loss of disposal (tax)                                  0.00           (0.01)
                                                  ------------    ------------
    Net Income                                           $0.65           $0.26
                                                  ============    ============

Diluted earnings per share:
Net income from continuing operations                    $0.65           $0.27
Discontinued operations of Waddell & Reed:
  Loss on disposal (tax)                                  0.00           (0.01)
                                                  ------------    ------------
    Net Income                                           $0.65           $0.26
                                                  ============    ============


                         (Continued on following page)
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                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Continued)


                                                   Six months ended June 30,
                                                     2000             1999
                                                  ------------    ------------
Net income from continuing operations             $172,176,000    $116,654,000
Discontinued operations of Waddell & Reed:
  Loss of disposal (tax)                                     0      (1,060,000)
                                                  ------------    ------------
Net income before cumulative effect of change
  in accounting principle                          172,176,000     115,594,000
Cumulative effect of change in accounting
  principle (less applicable tax of ($8,661)                 0      16,086,000
                                                  ------------    ------------
    Net Income                                    $172,176,000    $131,680,000
                                                  ============    ============


  Basic weighted average share and
    common stock equivalents outstanding           129,373,516     134,295,069

  Diluted weighted average shares and
    common stock equivalents outstanding           129,545,406     135,224,746

Basic earnings per share:
Net income from continuing operations                    $1.33           $0.87
Discontinued operations of Waddell & Reed-
  Loss of disposal (tax)                                  0.00           (0.01)
                                                  ------------    ------------
Net income before cumulative effect of change
  in accounting principle                                $1.33           $0.86

Cumulative effect of change in accounting
  principle (less applicable tax of $8,661)               0.00            0.12
                                                  ------------    ------------
    Net Income                                           $1.33           $0.98
                                                  ============    ============

Diluted earnings per share:
Net income from continuing operations                    $1.33           $0.86
Discontinued operations of Waddell & Reed-
  Loss on disposal (tax)                                  0.00           (0.01)
                                                  ------------    ------------
Net income before cumulative effect of change
  in accounting principle                                 1.33            0.85

Cumulative effect of change in accounting
  principle (less applicable tax of $8,661)               0.00            0.12

    Net Income                                           $1.33           $0.97
                                                  ============    ============